Exhibit (h)(8)

Eighth Amended and Restated

Schedule A

to the

Administration Agreement

by and between

Exchange Listed Funds Trust

and

UMB Fund Services, Inc.

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement as follows, effective as of the date set forth below.

NAMES OF FUNDS

Knowledge Leaders Developed World ETF

Saba Closed-End Funds ETF

High Yield ETF

Qraft AI-Enhanced US Large Cap ETF

Qraft AI-Enhanced US Large Cap Momentum ETF

Armor US Equity Index ETF

Armor International Equity Index ETF

Armor Emerging Markets Equity Index ETF

In witness whereof, the undersigned have executed this Seventh Amended and Restated Schedule A to the Administration Agreement between Exchange Listed Funds Trust and UMB Fund Services, Inc., effective as of the 10th day of February, 2020.

UMB FUND SERVICES, INC.		EXCHANGE LISTED FUNDS TRUST

By:	/s/ Maureen A. Quill	By:	/s/ J. Garrett Stevens
	Maureen A. Quill		J. Garrett Stevens
	Executive Vice President		President

Date: February 10, 2020		Date: February 10, 2020